AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 19, 2000
                                                     REGISTRATION NO. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                              DIEDRICH COFFEE, INC.
             (Exact name of registrant as specified in its charter)

                              2144 MICHELSON DRIVE
                            IRVINE, CALIFORNIA 92612
                                 (949) 260-1600
                    (Address of Principal Executive Offices)

                  DELAWARE                           33-0086628
      (State or other jurisdiction of             (I.R.S. Employer
       incorporation or organization)            Identification No.)

             STOCK OPTION PLAN AND AGREEMENT WITH J. MICHAEL JENKINS
                DIEDRICH COFFEE, INC. 2000 EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                                   ----------

                              MATTHEW C. MCGUINNESS
                             CHIEF FINANCIAL OFFICER
                              DIEDRICH COFFEE, INC.
                              2144 MICHELSON DRIVE
                            IRVINE, CALIFORNIA 92612
                                 (949) 260-1600
                 (Name, address, zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================

                                                         PROPOSED MAXIMUM     PROPOSED MAXIMUM
   TITLE OF SECURITIES TO BE         AMOUNT TO BE         OFFERING PRICE     AGGREGATE OFFERING        AMOUNT OF
          REGISTERED               REGISTERED(1)(2)        PER SHARE(3)           PRICE(3)         REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------

Common Stock, par value $0.01
per share                              1,250,000              $.3438              $429,750              $113.45
===================================================================================================================

(1) There is also being registered hereunder such additional shares as may be issued pursuant to the anti-dilution provisions of the Stock Option Plan and Agreement with J. Michael Jenkins effective September 22, 2000 and the anti-dilution provisions of the Diedrich Coffee, Inc. 2000 Equity Incentive Plan effective November 29, 2000.

(2) Represents 500,000 shares of Diedrich Coffee, Inc. Common Stock issuable pursuant to the Stock Option Plan and Agreement with J. Michael Jenkins and 750,000 shares of Diedrich Coffee, Inc. Common Stock issuable pursuant to the Diedrich Coffee, Inc. 2000 Equity Incentive Plan.

(3) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) and based on the average of the high and low prices of the Common Stock of Diedrich Coffee, Inc. as reported on December 18, 2000 on the Nasdaq National Market.

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by Diedrich Coffee, Inc. (the "Registrant") and relates to 500,000 shares of the Registrant's Common Stock, par value $0.01 per share (the "Common Stock"), issuable to J. Michael Jenkins, President and Chief Executive Officer of the Registrant, pursuant to the J. Michael Jenkins Stock Option Plan and Agreement effective as of September 22, 2000 (the "Jenkins Plan") and 750,000 shares of Common Stock issuable to eligible directors, officers, employees, consultants and advisors of the Registrant and its affiliates pursuant to the Diedrich Coffee, Inc. 2000 Equity Incentive Plan effective as of November 29, 2000 (the "2000 Plan").

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*        Information required by Part I of Form S-8 to be contained in the
         Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which previously have been filed by the Registrant with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

         (a) The Registrant's annual report on Form 10-K for the year ended June 28, 2000 filed with the Commission on September 27, 2000.

         (b) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended September 20, 2000 filed with the Commission on November 6, 2000.

         (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended June 28, 2000.

         (d) The description of the Registrant's Common Stock contained in Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-78083) filed with the Commission on June 7, 1999, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or


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

superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The consolidated financial statements and schedule included in the Registrant's Annual Report on Form 10-K for the year ended June 28, 2000 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated herein, and upon the authority of said firm as experts in accounting and auditing.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

         Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his or her conduct was unlawful.

         Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for in Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

         Article VIII of the Registrant's Certificate of Incorporation currently provides that each director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors' duty of loyalty to the Registrant or its stockholders,


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

(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper benefit. The Certificate of Incorporation further provides that the Registrant shall indemnify, to the fullest extent permitted by the DGCL, any person made a party to an action or proceeding by reason of the fact that such person was a director, officer, employee or agent of the Registrant.

         Article VII of the Registrant's Bylaws provides that the Registrant may indemnify its officers and directors to the fullest extent permitted by law. Subject to the Registrant's Certificate of Incorporation, the Bylaws provide that the Registrant shall indemnify directors and officers for all costs reasonably incurred in connection with any action, suit or proceeding in which such director or officer is made a party by virtue of his being an officer or director of the Registrant except where such director or officer is finally adjudged to have been derelict in the performance of his duties as such director or officer.

         The Registrant has entered into separate indemnification agreements with its directors and officers containing provisions that provide for the maximum indemnity allowed to directors and officers by the DGCL and the Registrant's Bylaws, subject to certain exceptions. The indemnification agreements may require the Registrant, among other obligations, to indemnify such directors and officers against certain liabilities that may arise by reason of their status as directors or officers, other than liabilities arising from willful misconduct of a culpable nature, provided that such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the indemnification agreements provide generally that the Registrant will, subject to certain exceptions, advance the expenses incurred by directors and officers as a result of any proceeding against them as to which they may be entitled to indemnification. The Registrant also maintains directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1      Certificate of Incorporation of the Registrant(1)

         4.2      Bylaws of the Registrant(2)

         4.3 Stock Option plan and Agreement with J. Michael Jenkins dated as of November 17, 1997(3)

         4.4      Diedrich Coffee, Inc. 2000 Equity Incentive Plan(3)

         5 Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered

         23.1     Report on Schedule and Consent of KPMG LLP

         23.2 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5 hereto)

         24.1     Power of Attorney (contained on signature page hereto)

----------------
(1) Incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (Reg. No. 333-08633), as amended and as declared effective by the Commission on September 11, 1996.

(2) Incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (Reg. No. 333-08633), as amended and as declared effective by the Commission on September 11, 1996.


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

(3) Incorporated by reference to Registrant's definitive Proxy Statement on Form 14A filed on October 26, 2000.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by a final adjudication of such issue.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 19th day of December, 2000.

                                DIEDRICH COFFEE, INC.

                                By: /s/  Matthew C. McGuinness
                                    --------------------------------------------
                                    Matthew McGuinness
                                    Executive Vice President and Chief Financial
                                    Officer (Principal Financial and Accounting
                                    Officer)

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Matthew C. McGuinness his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, acting alone, with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   NAME AND SIGNATURE                              TITLE                                  DATE
   ------------------                              -----                                  ----


 /s/ J. Michael Jenkins          President and Chief Executive Officer             December 19, 2000
-------------------------        (Principal Executive Officer)
   J. Michael Jenkins


/s/ Matthew C. McGuinness        Executive Vice President and
-------------------------        Chief Financial Officer                           December 19, 2000
  Matthew C. McGuinness          (Principal Financial and Accounting Officer)


   /s/ John E. Martin            Chairman of the Board and Director                December 19, 2000
-------------------------
     John E. Martin


 /s/ Martin R. Diedrich          Chief Coffee Officer, Secretary,                  December 19, 2000
-------------------------        Vice Chairman of the Board and Director
   Martin R. Diedrich


     /s/ Peter Churm             Director                                          December 19, 2000
-------------------------
       Peter Churm


                                 Director                                          December 19, 2000
-------------------------
    Lawrence Goelman


  /s/ Paul C. Heeschen           Director                                          December 19, 2000
-------------------------
    Paul C. Heeschen



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

                                INDEX TO EXHIBITS

     Exhibit No.  Description
     -----------  -----------
         4.1      Certificate of Incorporation of the Registrant(1)

         4.2      Bylaws of the Registrant(2)

         4.3      Stock Option plan and Agreement with J. Michael Jenkins dated as of November 17,
                  1997(3)

         4.4      Diedrich Coffee, Inc. 2000 Equity Incentive Plan(3)

         5        Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities being registered

         23.1     Report on Schedule and Consent of KPMG LLP

         23.2     Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5 hereto)

         24.1     Power of Attorney (contained on signature page hereto)

-------------------

(1) Incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (Reg. No. 333-08633), as amended and as declared effective by the Commission on September 11, 1996.

(2) Incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (Reg. No. 333-08633), as amended and as declared effective by the Commission on September 11, 1996.

(3) Incorporated by reference to Registrant's definitive Proxy Statement on Form 14A filed on October 26, 2000.


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